BOND PURCHASE AGREEMENT

                                  BY AND AMONG

                 ORANGE COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY

                                      ELXSI

                                       AND

             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION

                                   Dated as of

                               September 24, 1997


                                       RE:
            $2,500,000 ORANGE COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY
        INDUSTRIAL DEVELOPMENT REVENUE BONDS (ELXSI PROJECT), SERIES 1997

                                      [ ]

                             BOND PURCHASE AGREEMENT
                                   $2,500,000
                 ORANGE COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY
        INDUSTRIAL DEVELOPMENT REVENUE BONDS (ELXSI PROJECT), SERIES 1997

     This BOND PURCHASE AGREEMENT (this "Bond Purchase Agreement"), dated as of September 24, 1997, among ORANGE COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY (the "Issuer"), a public body corporate and politic and an instrumentality of the State of Florida, County of Orange, ELXSI (the "Company"), a California corporation, and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "Original Purchaser").

     1.   Background.

          1. The Issuer proposes to enter into a Loan Agreement, dated as of September 24, 1997 (the "Loan Agreement") with the Company pursuant to the terms of which the Company agrees to make loan payments (the "Loan Payments") to the Issuer equal to the principal of, premium, if any, and interest on the Issuer's $2,500,000 Industrial Development Revenue Bonds (ELXSI Project) , Series 1997 (the "Bonds") issued in accordance with Chapter 159, Part II, Florida Statutes, and other applicable provisions of law (the "Act"). The Issuer proposes to issue and sell to the Original Purchaser the Bonds, the proceeds of which will be used together with Company funds to finance the Project (as hereinafter defined).

          The Bonds are being issued to provide funds which, together with interest earnings thereon and certain other amounts, will be used to provide funds to the Company in order (i) to acquire, construct, install and equip the Company's new facility to be constructed at 3600 Rio Vista Avenue, Orlando, Florida for the manufacture of video inspection and rehabilitation equipment for wastewater and drainage systems, and to provide funds to finance improvements at the Company's existing facility at 3501 Rio Vista Avenue, Orlando, Florida (the "Project") and (ii) to pay certain costs of issuance.

          2. The Bonds will be issued pursuant to a Bond Resolution (The "Bond Resolution") adopted by the Issuer on September 23, 1997 and will be secured under the Issuer's Trust Indenture, dated as of September 24, 1997 (the "Indenture") with SunTrust Bank, Central Florida, National Association, as trustee (the "Trustee"). The Bonds will be payable solely out of the Company's Loan Payments under the Loan Agreement and other monies paid by the Company thereunder. To evidence and to secure its obligation to make Loan Payments, the Company will, under the Loan Agreement, deliver a promissory note (the "Note") to the Trustee.

          The Company will enter into a Mortgage and Security Agreement (the "Mortgage") and a Security Agreement (the "Security Agreement") pursuant to which the Company shall grant solely to the Trustee (as assignee of the Issuer) a lien and security interest in the land, building and equipment comprising the Project as security for the performance and observance of the Company's obligations under the Loan Agreement and the Promissory Note dated September 24, 1997 in the principal amount of $2,500,000 (the "Note").

          3. In order to induce the Original Purchaser to enter into this Bond Purchase Agreement and purchase the Bonds at the price and bearing interest at the rates set forth therein, the Company has joined in this Bond Purchase Agreement.

          4. The proceeds of the sale of the Bonds, excluding accrued interest, are to be applied as set forth in the second paragraph of this Bond Purchase Agreement. If the Bonds are sold, the Company will pay either from Bond proceeds (up to 2% of the face amount of the Bonds) or from its own funds (i) the financing costs of the Bonds, including the costs of preparing and reproducing the Loan Agreement, the Indenture, the Bonds, the Bond Resolution of the Issuer, this Bond Purchase Agreement and other documents; (ii) fees and disbursements of bond counsel, counsel for the Company, the Issuer, the counsel for the Issuer, the Trustee, counsel for the Trustee and counsel for the Original Purchaser; and
(iii) out-of-pocket costs incurred by the Original Purchaser and related to the Project and/or the Bonds, including but not limited to, costs of real estate appraisals, architect inspections, construction escrows, title policies and environmental site assessments.

          5. The professional advisors referred to in this Bond Purchase Agreement are:

          Counsel to Issuer:                 Maguire, Voorhis & Wells, P.A.
                                             Orlando, Florida

          Bond Counsel:                      Akerman, Senterfitt & Eidson, P.A.
                                             Orlando, Florida

          Counsel to the Company:            Lowndes, Drosdick, Doster, Kantor &
                                                Reed, P.A.
                                             Orlando, Florida

          Counsel to the Original            Winston & Strawn
          Purchaser:                         Chicago, Illinois

     2. Purchase, Sale and Closing. On the terms and conditions and in reliance on the representations, warranties and covenants set forth herein and in the Bond Documents, as defined in the Indenture, the Original Purchaser shall buy from the Issuer, and the Issuer shall sell to the Original Purchaser, the Bonds. The purchase price shall be $2,500,000 and shall be payable in immediately available funds by wire transfer to the Trustee. Closing (the "Closing") will be at the offices of Akerman, Senterfitt & Eidson, P.A., at 10:00 A.M. prevailing local time on September 24, 1997 or at such other place or other date or time as may be agreed to by the parties hereto. At the Closing the Original Purchaser will accept the delivery of the Bonds from the Issuer, and will make payment therefor upon satisfaction of the conditions contained in this Bond Purchase Agreement.

     3. Representations and Warranties of the Issuer. The Issuer, by its acceptance hereof, represents and warrants to the Original Purchaser that:

          1. The Issuer is a local unit of special purpose government, duly organized and established and validly existing under the Act and the Constitution and laws of the State of Florida, with full legal right, power and authority (1) to finance the Project, to execute and deliver and perform its obligations under the Mortgage, Security Agreement, Loan Agreement, Indenture and the other documents entered into by the Issuer in connection with the issuance of the Bonds (the "Issuer Documents"), (2) to issue the Bonds, for the purposes for which they are to be issued, (3) to secure the Bonds as provided by the Indenture, (4) to enter into the obligations under the Bond Resolution, and
(5) to carry out and consummate all of the transactions contemplated by the Bond Resolution and the Issuer Documents.

          2. The Issuer has complied with the Bond Resolution, the Act, and the Constitution and laws of the State of Florida in all matters relating to the Bonds and the Issuer Documents

          3. The Issuer has duly authorized and approved (1) the execution and delivery, or adoption, as the case may be, and performance of the Bond Resolution, the Issuer Documents and the Bonds, and (2) the taking of any and all such action as may be required on the part of the Issuer to carry out, give effect to and consummate the transactions contemplated by the Issuer Documents and the Bonds.

          4. Each of the Issuer Documents constitutes a legally valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its respective terms, and, upon due authorization, execution and delivery hereof and thereof by the parties thereto, will constitute the legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its respective terms.

          5. When delivered to and paid for by the Original Purchaser at the Closing in accordance with the provisions of this Bond Purchase Agreement, the Bonds will have been duly authorized, executed, authenticated, issued and delivered and will constitute legal, valid and binding special obligations of the Issuer, conforming to the Act, and entitled to the benefit and security of the Indenture.

          6. Other than any approvals that might be required under the securities laws of any state, no approval, permit, consent or authorization of, or registration or filing with, any governmental or public agency or authority or any other entity not already obtained or made, or to be made simultaneously with the issuance of the Bonds, is required to be obtained by the Issuer in connection with the issuance and sale of the Bonds, or the execution and delivery by the Issuer of, or the due performance of its obligations under, the Issuer Documents, the Bonds and the Bond Resolution, and any such approvals, permits, consents or authorizations so obtained are in full force and effect.

          7. No approval, permit, consent or authorization of any governmental or public agency or any other entity not already obtained is required at this time in connection with the acquisition, construction and equipping of the Project.

          8. The Issuer is not in breach of or in default under any applicable constitutional provision, law or administrative regulation of the State of Florida or the United States, the Bond Resolution, the Bonds, the Issuer Documents or any applicable judgment or decree or any other loan agreement, indenture, bond, note, resolution, agreement or other instrument to which the Issuer is a party or to which the Issuer or any of its property or assets is otherwise subject, that could have a materially adverse effect on the business or operations of the Issuer, and no event of default by the Issuer has occurred and is continuing under any such instrument.

          9. The adoption of the Bond Resolution, the execution and delivery by the Issuer of the Issuer Documents, the Bonds, and any other instrument to which the Issuer is a party and which is used or contemplated for use in conjunction with the transactions contemplated by the Bond Resolution, the Issuer Documents or the Bonds, and the compliance with the provisions of each such instrument and the consummation of any transactions contemplated hereby and thereby, will not conflict with or constitute a breach of, or default under, any indenture, commitment, agreement, or other instrument to which the Issuer is a party or by which it is bound, or under any provision of the Constitution of the State of Florida or any existing law, rule, regulation, Resolution, judgment, order or decree to which the Issuer (or any of its members or officers in their respective capacities as such) or its properties is subject.

          10. There is no action, suit, hearing, inquiry or investigation, at law or in equity, before or by any court, public board, agency or body, pending or, to the best knowledge of the Issuer, threatened against or affecting the Issuer or any of its supervisors in their respective capacities as such, in which an unfavorable decision, ruling or finding would, in any material way, adversely affect (1) the transactions contemplated by the Bond Resolution, the Issuer Documents or the proceedings relating thereto, (2) the organization, existence or powers of the Issuer or any of its supervisors or officers in their respective capacities as such, (3) the business, properties or assets or the condition, financial or otherwise, of the Issuer, (4) the validity or enforceability of the Issuer Documents or any other agreement or instrument to which the Issuer is a party and which is used or contemplated for use in the transactions contemplated hereby or by the Bond Resolution, (5) to the extent applicable, the exclusion from gross income for federal income tax purposes of the interest on the Bonds,
(6) to the extent applicable, the exemption under the Act of the Bonds and the interest thereon from taxation imposed by the State of Florida, (7) the issuance, sale or delivery of the Bonds, or (8) the receipt and pledge of the amounts pledged under the Indenture to pay the principal or premium, if any, or interest on the Bonds.

          11. The Issuer has not issued, assumed or guaranteed any indebtedness, incurred any material liabilities, direct or contingent, or entered into any contract or arrangement of any kind payable from or secured by a pledge of the Trust Estate, as defined in the Indenture, with a lien thereon prior to or on a parity with the lien of the Bonds.

          12. The Issuer has not been notified of any listing or proposed listing by the Internal Revenue Service to the effect that the Issuer is a bond issuer whose arbitrage certifications may not be relied upon.

          13. Any certificates signed by any official of the Issuer authorized to do so shall be deemed a representation and warranty by the Issuer to the Original Purchaser as to the statements made therein.

          14. No representation or warranty by the Issuer in this Bond Purchase Agreement nor any statement, certificate, document or exhibit furnished to or to be furnished by the Issuer pursuant to this Bond Purchase Agreement or in connection with the transactions contemplated hereby contains or will contain on the date of Closing any untrue statement of a material fact or omits or will omit a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, provided, however, that no representation is made with respect to information concerning the Project, the Original Purchaser or the Company.

          15. Rule 3E-400.003, Rules for Government Securities, promulgated by the Florida Department of Banking and Finance, Division of Securities, under
Section 517.051(I), Florida Statutes ("Rule 3E-400.003"), requires the Issuer to disclose each and every default as to the payment of principal and interest with respect to an obligation issued by the Issuer after December 31, 1975. Rule 3E-400.003 further provides, however, that if the Issuer in good faith believes that such disclosures would not be considered material by a reasonable investor, such disclosures may be omitted.

          The issuer, in the case of the Bonds (as well as certain other bonds of the Issuer), is merely a conduit for payment, in that the Bonds do not constitute a general debt, liability or obligation of the Issuer, but are instead secured by payments of the Company under the Agreement and by other security discussed herein. The Bonds are not being offered on the basis of the financial strength of the Issuer. The Issuer believes, therefore, that disclosure of any default related to a financing not involving the Company or any person or entity related to the Company would not be material to a reasonable investor. Accordingly, the Issuer has not taken affirmative steps to contact the various trustees of other conduit bond issues of the Issuer to determine the existence of prior defaults and although the Issuer is aware of the existence of certain defaults (none of which, to the knowledge of the Issuer, involve the Company or persons or entities related thereto), such defaults are not described in this Bond Purchase Agreement. No obligations or bonds as to which the Issuer is the direct obligor and which are not conduit obligations are in default or have been in default as to the payment of principal or interest.

          16. That the Issuer is a public body corporate and politic of the County of Orange (the "County"), State of Florida (the "State"), duly organized and validly existing as such under the laws of the County and State, and its members have been duly appointed.

     4.  Company's  Representations  and  Warranties.   The  Company  makes  the
following representations and warranties, all of which will continue in effect subsequent to the Closing:

          1. That the Company is a corporation duly incorporated, organized and existing under the laws of the State of California and is qualified to do business in Florida and in each other jurisdiction in which the failure to so qualify would have a material adverse effect on the Company, with full power to execute and deliver the Loan Agreement, the Note, the Mortgage, the Security Agreement, the Tax Certificate and attached Tax Questionnaire (the "Tax Certificate"), dated as of September 24, 1997, the Environmental Indemnity Agreement (the "Indemnity"), dated as of September 24 1997, from the Company to and in favor of the Trustee, and this Bond Purchase Agreement.

          2. That the Company has duly authorized the execution, delivery and performance of the Loan Agreement, the Note, the Mortgage, the Security Agreement, the Tax Certificate, the Indemnity and this Bond Purchase Agreement and no approval or other action by any governmental authority is required in connection with the execution or performance by the Company of the same, and that neither the making nor the performance of the Loan Agreement, the Note, the Mortgage, the Indemnity, the Security Agreement, the Tax Certificate or this Bond Purchase Agreement will conflict with, violate or constitute a default under (i) the Articles of Incorporation or By-Laws of the Company or (ii) any indenture, mortgage, deed of trust, agreement or other instrument to which the Company is a party or by which the Company or any of its properties may be bound or any order, rule or regulation of any court or Federal or state regulatory body or administrative agency having jurisdiction over the Company or any of its properties; and no consent, approval, authorization or order of any court or government agency or body not already obtained is required for the consummation of the transactions contemplated hereby.

          3. That there is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, pending or, to the knowledge of the Company, threatened against the Company (or, to the knowledge of the Company, any meritorious basis therefor) wherein an unfavorable decision, ruling or finding would have a material adverse effect on the financial condition of the Company, the operation by the Company of its properties, the acquisition, construction, installation and equipping or operation of the Project, the transactions contemplated by this Bond Purchase Agreement, the validity or enforceability of the Loan Agreement, the Indenture, the Mortgage, the Security Agreement, the Tax Certificate, the Note, the Indemnity or this Bond Purchase Agreement, or the corporate existence or powers of the Company.

          4. The officers of the Company and executing the Loan Agreement, the Note, the Mortgage, the Indemnity, the Security Agreement, the Tax Certificate and this Bond Purchase Agreement, as applicable, are duly and properly in office and fully authorized to execute the same.

          5. Except as disclosed to the Original Purchaser in writing prior to the date hereof, the Company is not in breach of or default under, as applicable, (i) the Security Agreement, the Mortgage, the Indemnity, the Tax Certificate, the Loan Agreement, or the Note, (ii) any applicable state or federal law or administrative regulation or any applicable judgment or decree thereof, to the extent such breach or default would have a material adverse effect on the financial condition of the Company, or the operations of the Company, or any of its properties, (iii) any loan agreement, indenture, bond, note, resolution, agreement or other instrument to which the Company is a party or is otherwise subject, and (iv) no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute an event of default under any such instrument.

          6. The Company lawfully owns and is lawfully possessed, and at the Closing Date will so own and be so possessed, of its property, including but not limited to the Project, and has, and at the Closing Date will have, fee simple title and estate to such property, including but not limited to the Project, subject only to permitted liens which do not now, and will not as of the Closing Date, materially adversely affect the operations or the properties of the Company.

          7. Between the date hereof and the Closing Date, the Company will not, without the prior written consent of the Original Purchaser, incur any material liabilities, direct or contingent, other than in the ordinary course of business.

          8. The Company has complied in all material respects with all applicable requirements of the United States and the relevant states, and of their respective agencies and instrumentalities, to operate its respective facilities substantially as they are being operated and are fully qualified by all necessary permits, licenses, certifications, accreditations and qualifications, including, without limitation, accreditation of its existing facilities, and to conduct its business as it is presently being conducted.

     5. Issuer's Covenants. To the extent that interest on the Bonds is or may become excludable from gross income for federal income tax purposes, the Issuer will refrain from taking any action, that results in the loss of the status of the exclusion from gross income of interest on the Bonds for federal income tax purposes.

     6. Company's Covenants.

          1. To the extent that interest on the Bonds is or may become excludable from gross income for federal income tax purposes, the Company will refrain from taking any action, or from permitting any action with regard to which the Company may exercise control to be taken, that results in the loss of the exclusion of the interest on the Bonds for federal income tax purposes.

          2. (1) The Company hereby agrees to indemnify and hold harmless the Issuer, its members, officers, attorneys and agents, the Original Purchaser and each person, if any, who is an officer or employee of the Original Purchaser or who controls the Original Purchaser within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act") (the "Indemnified Parties") against any and all losses, claims, damages, liabilities and expenses (or actions in respect thereof) that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact concerning the Company, its facilities and the application of the proceeds of the Bonds, or arise out of or are based upon the omission or alleged omission therefrom of any statement or information concerning the Company, its facilities and the application of the proceeds of the Bonds necessary to make the statements, in light of the circumstances under which they were made, not misleading in any material respect in and, to the extent of the aggregate amount paid in settlement of any litigation commenced or threatened arising from a claim based upon any such untrue statement or alleged untrue statement or omission or alleged omission if such settlement is effected with the written consent of the Company, and further agrees to reimburse any legal or other expenses reasonably incurred by any such Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action;

               (2) The Company further agrees to indemnify and hold harmless the Issuer, its members, officers, attorneys and agents and each person, if any, who controls any of the foregoing within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (also referred to herein as the "Indemnified Parties"), against any and all losses, claims, damages, liabilities or expenses whatsoever caused by or in any way related to (A) the use of the proceeds of the Bonds, and (B) the execution and performance of this Bond Purchase Agreement, the issuance and sale of the Bonds, actions taken under the Indenture, the Loan Agreement, the Note, the Mortgage, the Security Agreement, the Assignment of Rents, the Tax Certificate or any other cause whatsoever pertaining to the use of the Bond proceeds and approval thereof under the Act;

               (3) The Company, will assume the defense of any action against any Indemnified Party based upon allegations of any such loss, claim, damage, liability or action, including the retention of counsel satisfactory to the Indemnified Party and the payment of reasonable counsel fees and all other expenses relating to such defense; provided, however, that any Indemnified Party may retain separate counsel in any such action and may participate in the defense thereof at the expense of such Indemnified Party unless the retention of separate counsel has been specifically authorized by the Company; provided further, that if any Indemnified Party shall have been advised by counsel experienced in such matters that there may be legal defenses available to such Indemnified Party which are different from or in addition to those available to the Company, then the Company shall not have the right to assume the defense of such action on behalf of such Indemnified Party, and in such event the reasonable fees and expenses of the Indemnified Party in defending such action shall be borne by the Company; provided, further, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability and expense arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any such documents in reliance upon and in conformity with written information furnished by any Indemnified Party specifically for use therein. The indemnity contained herein will be in addition to any liability which the Company may otherwise have and shall survive any termination of this Bond Purchase Agreement, the offering and sale of the Bonds and the payment or provision for payment of the Bonds;

               (4) Promptly after receipt by an Indemnified Party of notice of the commencement of any action, such Indemnified Party will, if a claim for indemnity in respect thereof is to be made against the Company, notify the Company of the commencement thereof, and thereupon the Company, (A) will assume the defense thereof if and as required hereunder or (B) if not required to assume such defense, will be entitled to participate in, and to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, except as otherwise provided in the preceding paragraph.

     7. Conditions of Closing. The Original Purchaser's obligation to purchase the Bonds is subject to fulfillment of the following conditions at or before Closing, any of which the Original Purchaser may waive:

          1. The Issuer's and the Company's representations hereunder shall be true on the date hereof and on and as of the Closing and shall be confirmed by certificates dated as of the date of Closing, including but not limited to, a certificate of the Company as to its continuing compliance with all agreements, covenants and warranties, and the non-existence of any Event of Default under the Indenture, the Loan Agreement, the Note, the Security Agreement, the Mortgage, the Indemnity and the Tax Certificate.

          2. Neither the Issuer nor the Company shall have defaulted in any material respect in any of their covenants hereunder.

          3. The Original Purchaser shall have received:

               (1) an opinion and a supplemental opinion of Bond Counsel, dated as of Closing, substantially in the form of Exhibit A-1 and A-2 hereto;

               (2) an opinion of the Issuer's counsel, dated as of Closing, substantially in the form of Exhibit B hereto;

               (3) an opinion of counsel to the Company, dated as of Closing, substantially in the form of Exhibit C-1 hereto and an opinion of counsel to ELXSI Corporation substantially in the form of Exhibit C-2 hereto;

               (4) a certified copy of the Bond Resolution;

               (5) a copy of the following:

                    1. executed Indenture;
                    2. executed Loan Agreement;
                    3. executed Note;
                    4. executed Mortgage;
                    5. executed Security Agreement;
                    6. the Bonds;
                    7. executed Tax Certificate;
                    8. executed  Indemnity;  and
                    9. executed  Guaranty  Agreement  dated as of September  24,
                       1997 between ELXSI Corporation and Bank of America National Trust and Savings Association in form acceptable to the Original Purchaser;

               (6) evidence satisfactory to the Original Purchaser that an A.L.T.A. Loan Policy of Title Insurance, insuring the Trustee and in an amount equal to the aggregate principal amount of the Bonds (to the extent that the proceeds of the Bonds are used for property insurable under such title policy, otherwise in an amount equal to the property so insurable) insuring the Company's title to the insurable portion of the Project, is in full force and effect; and

          4. The satisfaction by the Company and the Issuer of all conditions required by Bond Counsel prior to the delivery of its Bond Counsel opinion in connection with the issuance of the Bonds.

     8. Events Permitting the Original Purchaser to Terminate. The Original Purchaser may terminate its obligation to purchase the Bonds at any time before Closing if any of the following occur:

          1. any legislative, executive or regulatory action or any court decision which, in the reasonable judgment of the Original Purchaser, casts sufficient doubt on the legality of, obligations such as the Bonds so as to
materially   impair  the  marketability  or  lower  the  market  price  of  such obligations;

          2. a stop order, ruling, regulation or official statement by or on behalf of the Securities and Exchange Commission shall be issued or made to the effect that the issuance, offering or sale of the Bonds, or of obligations of the general character of the Bonds as contemplated hereby, is in violation of any provision of the 1933 Act, the 1934 Act or the Trust Indenture Act of 1919, as amended;

     If the Original Purchaser terminates its obligations hereunder because any of the conditions specified in Sections 7 or 8 shall not have been fulfilled at or before the Closing, such termination shall not result in any liability on the part of the Issuer or the Original Purchaser.

     9. Execution in Counterparts. This Bond Purchase Agreement may be executed in any number of counterparts, all of which taken together shall be one and the same instrument.

     10. Notices and Other Actions. All notices, demands and formal actions hereunder shall be in writing mailed, telegraphed or delivered to:

         The Issuer:

         Orange County Industrial
         Development Authority
         200 Robinson St., Suite 600
         Orlando, Florida  32801

         The Company:

         ELXSI
         4209 Vineland Road
         Orlando, Florida 32811

         The Original Purchaser:

         Bank of America National Trust and Savings Association
         231 South LaSalle Street
         Chicago, Illinois 60697
         Attn:  Marc J. Crady

     11. Successors. This Bond Purchase Agreement will inure to the benefit of and be binding upon the parties and their successors, and will not confer any rights upon any other person.


[  ]

     IN WITNESS WHEREOF, the Issuer, the Company and the Original Purchaser intending to be legally bound, have caused their duly authorized representatives to execute and deliver this Bond Purchase Agreement as of the date first written above.

                                    "ISSUER"
                                    ORANGE COUNTY INDUSTRIAL
                                    DEVELOPMENT AUTHORITY


                                    By:
                                            ------------------------------------

                                    Title:
                                            ------------------------------------

                                    "COMPANY"
                                      ELXSI


                                    By:
                                            ------------------------------------

                                    Title:
                                            ------------------------------------


                                    "ORIGINAL PURCHASER"
                                    BANK OF AMERICA NATIONAL TRUST AND
                                    SAVINGS ASSOCIATION


                                    By:
                                            ------------------------------------
                                            Marcia K. Clausen
                                    Title:  Managing Director